Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report for the Regions Financial Corporation Supplemental 401(k) Plan (the Plan) on Form 11-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission (the Report), I, Carl E. Jones, Jr., in the capacity of Chief Executive Officer of Regions Financial Corporation, plan administrator, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the net assets available for benefits of the Plan at December 31, 2002 and 2001, and the changes in its net assets available for benefits for the year ended December 31, 2002.

DATE: June 30, 2003

/s/ Carl E. Jones, Jr.
Carl E. Jones, Jr.
Chairman of the Board, President
and Chief Executive Officer of
Regions Financial Corporation

A signed original of this written statement required by Section 906 has been provided to Regions Financial Corporation Supplemental 401(k) Plan and will be retained by Regions Financial Corporation Supplemental 401(k) Plan and furnished to the Securities and Exchange Commission or its staff upon request.